                                                                   EXHIBIT 10.27

                               APACHE CORPORATION

                          2000 SHARE APPRECIATION PLAN
                                  "120 BY '04"

                   (AS AMENDED AND RESTATED FEBRUARY 5, 2004)

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                                TABLE OF CONTENTS

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Section 1 - Introduction.............................................................................         1

         1.1      Establishment......................................................................         1
         1.2      Purposes...........................................................................         1

Section 2 - Definitions..............................................................................       1-6

         2.1      Definitions........................................................................       1-6
         2.2      Headings; Gender and Number........................................................         6

Section 3 - Plan Administration......................................................................         6

Section 4 - Stock Subject to the Plan................................................................         7

         4.1      Number of Shares...................................................................         7
         4.2      Other Shares of Stock..............................................................         7
         4.3      Certain Adjustments................................................................         7

Section 5 - Reorganization or Liquidation............................................................         8

Section 6 - Grant of Plan Units......................................................................      8-12

         6.1      Grants.............................................................................         8
         6.2      Grant Agreements...................................................................         9

                  6.2.1    Grant Terms...............................................................         9
                  6.2.2    Payment of Payout Amounts.................................................      9-10

         6.3      Termination of Employment, Death, Disability, etc..................................     10-11
         6.4      Payment and Tax Withholding........................................................     11-12
         6.5      Subsequent Grant Agreements........................................................        12
         6.6      Stockholder Privileges.............................................................        12
         6.7      Limitations on Stock Issuable to Officers and Directors............................        12
         6.8      Deferral of Income.................................................................        12
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Section 7 - Change of Control........................................................................        13

         7.1      In General.........................................................................        13
         7.2      Limitation on Payments.............................................................        13
         7.3      Definition.........................................................................        13

Section 8 - Rights of Employees, Participants........................................................        14

         8.1      Employment.........................................................................        14
         8.2      Non-transferability................................................................        14

Section 9 - Other Employee Benefits..................................................................        14

Section 10 - Plan Amendment, Modification and Termination............................................        15

Section 11 - Requirements of Law.....................................................................        15

         11.1     Requirements of Law................................................................        15
         11.2     Section 16 Requirements............................................................        15
         11.3     Governing Law......................................................................        15

Section 12 - Duration of the Plan....................................................................        16
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

                               APACHE CORPORATION
                          2000 SHARE APPRECIATION PLAN
                   (AS AMENDED AND RESTATED FEBRUARY 5, 2004)

                                    SECTION 1

                                  INTRODUCTION

1.1 Establishment. Apache Corporation, a Delaware corporation (hereinafter referred to, together with its Affiliated Corporations (as defined below) as the "Company" except where the context otherwise requires), hereby established the Apache Corporation 2000 Share Appreciation Plan (the "Plan"), effective as of October 12, 2000.

1.2 Purposes. The primary purpose of this Plan is to focus the energies of the Company's employees on significantly increasing shareholder wealth through stock price appreciation to share prices of $100, $120 and $180 (adjusted to $43.29, $51.95 and $77.92, respectively, for (i) the Company's ten-percent stock dividend, record date December 31, 2001, paid January 21, 2002, (ii) the Company's five-percent stock dividend, record date March 12, 2003, paid April 2, 2003, and (iii) the Company's two-for-one stock split, record date December 31, 2003, distributed January 14, 2004) and a doubling of the Company's oil and gas production per share for calendar year 2000 (also adjusted for the stock dividends and stock split). The share price goals of this Plan seek to increase shareholder wealth by approximately $5.2 to $7.8 billion dollars with the Company's employees sharing in approximately three percent of the additional shareholder value created. The production goal is designed to inspire the Company's employees to significantly improve the one factor that is most within the control of the Company, production, and that is involved in determining the Company's earnings per share and cash flow per share. Additional purposes of this Plan include the retention of existing key employees and as an additional inducement in the recruitment of talented personnel in a competitive environment.

                                    SECTION 2

                                   DEFINITIONS

2.1 Definitions. The following terms shall have the meanings set forth below:

         "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Apache Corporation through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) or any successor section(s) of the Internal Revenue Code.

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         "Base Salary" means, with regard to any Participant, such Participant's base compensation as an employee of the Company at the date of award of a Plan Unit (except for the calculation of the Independent Production Goal Amount, in which case the date shall be the Independent Production Goal Date), without regard to any bonus, pension, profit sharing, stock option, life insurance or salary continuation plan which the Participant either receives or is otherwise entitled to have paid on his behalf.

         "Board" means the Board of Directors of the Company.

         "Category" means one of the three groupings of Participants in the Plan whose Plan Units represent the right to receive the same multiple of their base salary for each Payout Amount.

         "Committee" means the Stock Option Plan Committee of the Board or such other Committee of the Board that is empowered hereunder to administer the Plan. The Committee shall be constituted at all times so as to permit the Plan to be administered by "non-employee directors" (as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended).

         "Deferred Delivery Plan" means the Company's Deferred Delivery Plan, effective as of February 10, 2000, as it may be amended from time to time, or any successor plan.

         "Eligible Employees" means those full-time employees (including, without limitation, the Company's executive officers), and certain part-time employees, of the Company.

         "Fair Market Value" means the closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System ("Composite Tape") for a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

         "Final Amount" means with regard to any:

                  (a) Category I Participant, such number of shares of Stock (rounded down to the nearest full share) which equals two (2) times such Participant's Base Salary divided by $180 (adjusted to $77.92 for the stock dividends and stock split);

                  (b) Category II Participant, such number of shares of Stock (rounded down to the nearest full share) which equals one (1) times such Participant's Base Salary divided by $180 (adjusted to $77.92 for the stock dividends and stock split); and

                  (c) Category III Participant, such number of shares of Stock (rounded down to the nearest full share) which equals 50 percent (.50) times such Participant's Base Salary divided by $180 (adjusted to $77.92 for the stock dividends and stock split);

         which amount, in each case, shall be fixed and not subject to adjustment due to market fluctuation.

         "Final Price Threshold Date" means the last of any 10 trading days (which need not be consecutive) during any period of 30 consecutive trading days occurring prior to January 1, 2005, but not thereafter, on each of which 10 days the closing price of the Stock as reported on the Composite Tape equaled or exceeded $180 per share (adjusted to $77.92 per share for the stock dividends and stock split). If the above trading criteria are met more than once, the first occurrence shall be deemed to be the Final Price Threshold Date.

         "Final Plan Unit" means an investment unit convertible into the applicable Final Amount for a Participant upon occurrence of the Final Price Threshold Date.

         "Grant" has the meaning set forth in Section 6 hereof.

         "Grant Agreement" has the meaning set forth in Section 6 hereof.

         "Independent Production Goal Amount" means with regard to any:

                  (a) Category I Participant, such number of shares of Stock (rounded down to the nearest full share) which equals one and one half (1.5) times such Participant's Base Salary divided by the Independent Production Goal Price;

                  (b) Category II Participant, such number of shares of Stock (rounded down to the nearest full share) which equals 75 percent (.75) times such Participant's Base Salary divided by the Independent Production Goal Price; and

                  (c) Category III Participant, such number of shares of Stock (rounded down to the nearest full share) which equals 37.5 percent (.375) times such Participant's Base Salary divided by the Independent Production Goal Price;

         which amount, in each case, shall be fixed and not subject to adjustment due to market fluctuation.

         "Independent Production Goal Date" means the last day of any fiscal quarter ending on or before December 31, 2004 during which fiscal quarter the Company's average daily production (calculated on an annualized basis) equals or exceeds 1.54 barrels of oil equivalent per outstanding share of Stock (calculated on a fully diluted basis and adjusted to 0.67 barrels per share for the stock dividends and stock split), as confirmed by the Company's independent auditors. If the above production criterion is met more than once, the first occurrence shall be deemed to be the Independent Production Goal Date.

         "Independent Production Goal Price" means the average daily closing price of the Stock as reported on the Composite Tape for the quarter ending on the Independent Production Goal Date.

         "Independent Production Goal Plan Unit" means an investment unit convertible into the applicable Independent Production Goal Amount for a Participant upon occurrence of the Independent Production Goal Date.

         "Initial Amount" means with regard to any:

                  (a) Category I Participant, such number of shares of Stock (rounded down to the nearest full share) which equals one (1) times such Participant's Base Salary divided by $100 (adjusted to $43.29 for the stock dividends and stock split);

                  (b) Category II Participant, such number of shares of Stock (rounded down to the nearest full share) which equals 50 percent (.50) times such Participant's Base Salary divided by $100 (adjusted to $43.29 for the stock dividends and stock split); and

                  (c) Category III Participant, such number of shares of Stock (rounded down to the nearest full share) which equals 25 percent (.25) times such Participant's Base Salary divided by $100 (adjusted to $43.29 for the stock dividends and stock split);

         which amount, in each case, shall be fixed and not subject to adjustment due to market fluctuation.

         "Initial Price Threshold Date" means the last of any 10 trading days (which need not be consecutive) during any period of 30 consecutive trading days occurring prior to January 1, 2005, but not thereafter, on each of which 10 days the closing price of the Stock as reported on the Composite Tape equaled or exceeded $100 per share (adjusted to $43.29 per share for the stock dividends and stock split). If the above trading criteria are met more than once, the first occurrence shall be deemed to be the Initial Price Threshold Date.

         "Initial Plan Unit" means an investment unit convertible into the applicable Initial Amount for a Participant upon occurrence of the Initial Price Threshold Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more grants of Plan Units under the Plan.

         "Payout Amounts" means the Initial Amount, the Secondary Amount, the Final Amount and/or the Independent Production Goal Amount.

         "Plan Units" means each of the Initial Plan Units, Secondary Plan Units, Final Plan Units and/or Independent Production Goal Plan Units.

         "Price Threshold Date" means the Initial Price Threshold Date, the Secondary Price Threshold Date, the Final Price Threshold Date and/or the Independent Production Goal Date, as the context may require.

         "Secondary Amount" means with regard to any:

                  (a) Category I Participant, such number of shares of Stock (rounded down to the nearest full share) which equals three (3) times such Participant's Base Salary divided by $120 (adjusted to $51.95 for the stock dividends and stock split);

                  (b) Category II Participant, such number of shares of Stock (rounded down to the nearest full share) which equals one and one half (1.5) times such Participant's Base Salary divided by $120 (adjusted to $51.95 for the stock dividends and stock split); and

                  (c) Category III Participant, such number of shares of Stock (rounded down to the nearest full share) which equals 75 percent (.75) times such Participant's Base Salary divided by $120 (adjusted to $51.95 for the stock dividends and stock split);

         which amount, in each case, shall be fixed and not subject to adjustment due to market fluctuation.

         "Secondary Price Threshold Date" means the last of any 10 trading days (which need not be consecutive) during any period of 30 consecutive trading days occurring prior to January 1, 2005, but not thereafter, on each of which 10 days the closing price of the Stock as reported on the Composite Tape equaled or exceeded $120 per share (adjusted to $51.95 per share for the stock dividends and stock split). If the above trading criteria are met more than once, the first occurrence shall be deemed to be the Secondary Price Threshold Date.

         "Secondary Plan Unit" means an investment unit convertible into the applicable Secondary Amount for a Participant upon occurrence of the Secondary Price Threshold Date.

         "Stock" means the $0.625 par value Common Stock of the Company.

         "Stock Units" means investment units under the Deferred Delivery Plan, each of which is deemed to be equivalent to one share of Stock.

2.2 Headings; Gender and Number. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                    SECTION 3

                               PLAN ADMINISTRATION

The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, adopt rules and regulations for carrying out the purposes of the Plan, including, without limitation, selecting the Participants from among the Eligible Employees and the Category of participation for each Participant, appointing designees or agents (who need not be members of the Committee or employees of the Company) to assist the Committee with the administration of the Plan, and establish such other terms and requirements as the Committee may deem necessary or desirable and consistent with the terms of the Plan. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

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                                    SECTION 4

                            STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to Sections 4.3 and Section 6.1 hereof, up to 3,500,000 shares of Stock (adjusted to 8,085,000 shares for the stock dividends and stock split) are authorized for issuance under the Plan upon conversion of any Plan Units in accordance with the Plan's terms and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Shares of Stock which may be issued pursuant to the conversion of any Plan Units awarded hereunder shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Plan Units are outstanding retain as authorized and unissued Stock and/or Stock in the Company's treasury, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 Other Shares of Stock. Any shares of Stock that are subject to issuance upon conversion of a Plan Unit which expires, is forfeited, is cancelled, or for any reason is terminated, and any shares of Stock that for any other reason are not issued to a Participant or are forfeited shall automatically become available for use under the Plan.

4.3 Certain Adjustments. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock (other than by way of issuing Stock in a public or private offering for cash or property) or change in any way the rights and privileges of such shares by means of a Stock dividend or any other distribution upon such shares payable in Stock, or through a Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock or a subscription for shares of Stock that has the effect of diluting the Company's capital (hereinafter a "capital restructuring"), then for purposes of determining the entitlement to payments under Section 6, (i) the number of shares authorized for issuance under this
Section 4, and (ii) the per share amounts referenced in Section 1 and contained in the definitions set forth in Section 2 hereof and the amount of production required to attain the Independent Production Goal shall be, in each case, equitably and proportionally adjusted to take into account any capital restructuring. Any adjustment under this Section shall be made by the Committee, whose determination with regard thereto, including whether any adjustment is needed, shall be final and binding upon all parties.

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                                    SECTION 5

                          REORGANIZATION OR LIQUIDATION

In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 20 percent of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 7 hereof do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Plan Units either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any holders of such outstanding Plan Units by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants holding such Plan Units as a result of such substitution, or (ii) provided that a Price Threshold Date has occurred, upon written notice to the Participants, the Committee may accelerate the vesting and payment dates of the entitlement to receive cash and Stock under outstanding Plan Units so that all such existing entitlements are paid prior to any such event. In the latter event, such acceleration shall only apply to entitlements to cash and Stock payable as the result of the occurrence of the most recent Price Threshold Date and shall not by such acceleration, deem the occurrence of a Price Threshold Date that has not occurred by the date of the notice.

                                    SECTION 6

                               GRANT OF PLAN UNITS

6.1 Grants. Each Participant may be awarded an initial grant (a "Grant") of Plan Units under this Plan by the Committee, which Grant shall be composed of one Initial Plan Unit, Secondary Plan Unit, Final Plan Unit and Independent Production Goal Unit. The Committee, in its sole discretion, may award additional Grants to any Participant in connection with such Participant's receiving a significant increase in salary and/or a promotion within the Company. Each Grant awarded by the Committee shall be evidenced by a written agreement entered into by the Company and the Participant to whom the Grant is awarded (the "Grant Agreement"), which shall contain the terms and conditions set out in this Section 6, as well as such other terms and conditions as the Committee may consider appropriate.

6.2 Grant Agreements. Each Grant Agreement entered into by the Company and each Participant shall specify which Category applies for such Participant and contain at least the following terms and conditions. In the event of any inconsistency between the provisions of the Plan and any Grant Agreement, the provisions of the Plan shall govern.

         6.2.1 Grant Terms. Each Grant Agreement shall evidence the Grant of Plan Units and entitle the Participant to receive the indicated Plan Units which shall convert into the right to receive a conditional payment of cash and issuance of Stock upon the occurrence of one or more of the Price Threshold Dates, all as set forth below.

         (a) If at any time prior to January 1, 2005, the Initial Price Threshold Date occurs, the Participant may become entitled to receive a portion or all of the Initial Amount payable to Participants in such Category, as specified in the applicable Grant Agreement, in accordance with the payment schedule and as otherwise set out in Section 6.2.2.

         (b) If at any time prior to January 1, 2005, the Secondary Price Threshold Date occurs, the Participant may become entitled to receive a portion or all of the Secondary Amount payable to Participants in such Category, as specified in the applicable Grant Agreement, in accordance with the payment schedule and as otherwise set out in Section 6.2.2.

         (c) If at any time prior to January 1, 2005, the Final Price Threshold Date occurs, the Participant may become entitled to receive a portion or all of the Final Amount payable to Participants in such Category, as specified in the applicable Grant Agreement, in accordance with the payment schedule and as otherwise set out in Section 6.2.2.

         (d) If at any time prior to January 1, 2005, the Independent Production Goal Date occurs, the Participant may become entitled to receive a portion or all of the Independent Production Goal Amount payable to Participants in the same Category, as specified in the applicable Grant Agreement, in accordance with the payment schedule and as otherwise set out in Section 6.2.2.

         6.2.2    Payment of Payout Amounts. Subject to the provisions of
Section 6.3, the Payout Amounts shall be payable in increments strictly in accordance with the following schedule:

         (a) The entitlement to receive the first one-third (1/3) of any Payout Amount shall vest on the applicable Price Threshold Date and shall be paid by the Company to the Participant within thirty (30) days of the applicable Price Threshold Date in the manner set out in Section 6.4 below.

         (b) The entitlement to receive the remainder of any Payout Amount shall vest and become payable in equal parts on the dates occurring, respectively, 12 months and 24 months after the applicable Price Threshold Date, in the same proportions and amounts as set forth in Section 6.4 below, and shall be paid by the Company to the Participant within thirty (30) days of such date. If any of the above dates is not a business day during which the Company is open for business, such date of vesting or payment shall be the first business date occurring immediately thereafter.

         (c) No Payout Amount or portion thereof shall be payable under this Section 6.2.2 if the applicable Price Threshold Date has not occurred prior to January 1, 2005.

6.3 Termination of Employment, Death, Disability, etc. Except as set forth below, each Grant Agreement shall state that each Grant, the Plan Units received thereunder and the right to receive any payment thereunder upon conversion of the Plan Units shall be subject to the condition that the Participant has remained an Eligible Employee from the initial award of a Grant until the applicable vesting date as follows:

         (a) If the Participant voluntarily leaves the employment of the Company, or if the employment of the Participant is terminated by the Company for cause or otherwise, any Plan Units not previously converted and the right to receive any Payout Amounts not yet paid in accordance with Section 6.2.2 shall thereafter be void and forfeited for all purposes.

         (b) If the Participant retires from employment with the Company on or after attaining age 60, the retired Participant shall be entitled to receive the payments in Stock and cash in accordance with Section 6.2.2, provided that
(i) such Participant has certified in writing to the Committee his commitment not to enter into full-time employment or a consulting arrangement with a competitor of the Company, and (ii) the applicable Price Threshold Date has occurred prior to the Participant's last day of employment with the Company. Such retired Participant shall not be entitled to any payment which may arise due to the occurrence of a Price Threshold Date after the effective date of such Participant's retirement. If the retired Participant dies before receiving all of the payments to which he or she is entitled under this Section 6.3(b), such payments shall be made to those entitled under the retired Participant's will or by the laws of descent and distribution. A failure of the Participant to comply with the undertaking of clause (i) above shall void such Participant's right to payments hereunder.

         (c) If the Participant dies, or if the Participant becomes disabled (as determined pursuant to the Company's Long-Term Disability Plan or any successor plan), while still employed, payment in Stock and cash in accordance with Section 6.2.2 shall be made to the disabled Participant or to those entitled under the Participant's will or by the laws of descent and distribution, provided that the applicable Price Threshold Date has occurred prior to the earlier of such Participant's disability or death. There shall be no entitlement to any payment, which may arise due to the occurrence of a Price Threshold Date after the earlier of such Participant's disability or death.

6.4 Payment and Tax Withholding. Each Grant Agreement shall provide that, upon payment of any entitlement upon conversion of any Plan Units, the Participant shall make appropriate arrangements with the Company to provide for the amount of minimum tax withholding required by Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income and other tax laws, as follows:

         (a) If upon the achievement of a Threshold Date the credit rating of the Company's long term, unsecured debt is at or above investment grade, then each payment of the related Payout Amount shall be made in a proportion of cash and shares of Stock, determined by the Committee, such that the cash portion shall be sufficient to cover the withholding amount required by this Section. The cash portion of any payment of a Payout Amount shall be based on the Fair Market Value of the shares of Stock on the business day immediately preceding the payment date. Such cash portion shall be withheld by the Company to satisfy applicable tax withholding requirements.

         (b) If upon the achievement of a Threshold Date the Company's long term, unsecured debt has a credit rating below investment grade, the Committee, in its sole discretion, may either (i) provide for the payment of the withholding amount required by this Section as set forth in Subsection (a) above or (ii) specify that each payment of the related Payout Amount to a Participant be made only after the Participant has made funds available to the Company sufficient to cover the withholding amount required by this Section. The funds required by this Subsection (b) may be obtained by the Participant by means of a loan from a securities broker or dealer, in which case the Participant may satisfy the requirements hereof by delivering to the Company an irrevocable instruction to such broker or dealer to promptly deliver to the Company, by wire transfer or certified or cashier's check, the funds necessary to meet the Participant's obligations hereunder and such delivery instructions for the shares issuable to the Participant as the broker or dealer may require. The calculation of the funds to be provided by the Participant under this paragraph shall be based on the Fair Market Value of the shares of Stock to be issued to the Participant, on the business day immediately preceding the payment date.

         (c) Upon a request made to the Committee by a Participant, the proportion of cash and Stock as set forth in Subsection (a) above may be, but need not be, changed by the Committee, in its sole discretion, to provide for, among other things, special or additional tax burdens on a Participant but, in no event, shall the cash portion of any payment exceed fifty percent (50%).

6.5 Subsequent Grant Agreements. Following the award of Grants in 2000, additional Participants may be designated by the Committee for grants of Plan Units thereafter subject to the same terms and conditions set forth above for initial grants except that the Committee, in its sole discretion, may reduce the value of the Initial Amount, Secondary Amount, Final Amount or Independent Production Goal Amount to which subsequent Participants may become entitled and the applicable Grant Agreement shall be modified to reflect such reduction.

6.6 Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Stock into which a Plan Unit is convertible until the Participant becomes the holder of record of such Stock.

6.7 Limitations on Stock Issuable to Officers and Directors. Any provision of the Plan notwithstanding, the total number of shares of Stock issuable to Participants who are directors or officers of the Company (as defined for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended) shall not exceed 49 percent of the total shares issuable under the Plan (the "D&O Limitation"). If the total number of shares of Stock issuable to all of the Company's directors and officers who are Participants in the Plan shall exceed the D&O Limitation, then the total number of shares of Stock issuable to such Participants shall be reduced to a number equal to the D&O Limitation and the number of shares of Stock issuable to each such Participant upon conversion of any Plan Unit shall be reduced pro rata.

6.8 Deferral of Income. For Participants eligible for participation in the Deferred Delivery Plan, all or a portion of the income resulting from the conversion of Plan Units into Payout Amounts is subject to deferral into the Participant's Deferred Delivery Plan account, if the Participant has made an irrevocable election to make such a deferral, as follows: (a) with respect to the first payment to be made upon the occurrence of a Price Threshold Date, no more than 30 days after the Participant executes the applicable Grant Agreement and/or (b) with respect to any other payment to be made after the occurrence of a Price Threshold Date, at least six months prior to the date such payment is to be made by the Company. If the Participant has complied with the above requirements, all or a portion of the income resulting from any payment upon the conversion of Plan Units into Payout Amounts shall be deferred into the Participant's Deferred Delivery Plan account and no additional cash or shares of Stock shall be delivered to the Participant.

                                    SECTION 7

                                CHANGE OF CONTROL

7.1 In General. In the event of the occurrence of a change of control of the Company as defined in Section 7.3 hereof, and assuming the occurrence of a Price Threshold Date, the entitlement to receive cash and Stock upon conversion of any Plan Units shall vest automatically, without further action by the Committee or the Board, and shall become payable as follows:

         (a) If such change of control occurs subsequent to the occurrence of a Price Threshold Date, (i) the first one-third (1/3) of the applicable Payout Amount shall vest and be paid pursuant to Section 6.2.2(a) hereof, and
(ii) the remainder of such Payout Amount shall vest as of the date of such change of control and shall be paid by the Company to the Participant within thirty (30) days of the date of such change of control in the manner set out in
Section 6.4 hereof.

         (b) If the occurrence of a Price Threshold Date occurs subsequent to the date of a change of control, the applicable Payout Amount shall vest in full as of such Price Threshold Date and shall be paid by the Company to the Participant within thirty (30) days of such Price Threshold Date in the manner set out in Section 6.4 hereof.

7.2 Limitation on Payments. If the provisions of this Section 7 would result in the receipt by any Participant of a payment within the meaning of
Section 280G or any successor section(s) of the Internal Revenue Code, and the regulations promulgated thereunder, and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 or any successor section(s) of the Internal Revenue Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.

7.3 Definition. For purposes of the Plan, a "change of control" shall mean any of the events specified in the Company's Income Continuance Plan or any successor plan which constitute a change of control within the meaning of such plan.

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

                                    SECTION 8

                        RIGHTS OF EMPLOYEES, PARTICIPANTS

8.1 Employment. Neither anything contained in the Plan or any Grant Agreement nor the granting of any Plan Units under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, at any time to terminate such employment or to increase or decrease the level of the Participant's compensation from the level in existence at the time of the award of Plan Units.

8.2 Non-transferability. No right or interest of any Participant in a Plan Unit granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in any Plan Unit shall, to the extent provided in Section 6.3 hereof, be transferable by testamentary will or the laws of descent and distribution, and payment of any entitlements due under the Plan shall be made to the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

                                    SECTION 9

                             OTHER EMPLOYEE BENEFITS

The amount of any income deemed to be received by a Participant as a result of the payment upon conversion of a Plan Unit shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

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

                                   SECTION 10

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Committee or the Board may at any time terminate, and from time to time may amend or modify the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any Plan Unit theretofore awarded under the Plan, without the consent of the Participant holding such Plan Unit.

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws (including, but not limited to, tax laws and regulations) of countries other than the United States in which the Company may operate, so as to assure the viability of the benefits of the Plan to Participants employed in such countries.

                                   SECTION 11

                               REQUIREMENTS OF LAW

11.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations, including applicable federal and state securities laws. The Company may require a Participant, as a condition of receiving payment upon conversion of a Plan Unit, to give written assurances in substance and form satisfactory to the Company and its counsel to such effect as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

11.2 Section 16 Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Grants awarded hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Securities Exchange Act of 1934, as amended, to qualify the Plan Units for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant, which describes the Grant.

11.3 Governing Law. The Plan and all Grant Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Texas.

                                   SECTION 12

                              DURATION OF THE PLAN

The Plan shall terminate at such time as may be determined by the Committee, and no Plan Units shall be awarded after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on December 31, 2004. Payout Amounts for which one or more of the Price Threshold Dates has occurred and which remain outstanding at the time of the Plan termination shall continue in accordance with the Grant Agreement pertaining to such Plan Units.

Dated: February 5, 2004

                                             APACHE CORPORATION

ATTEST:

/s/ Cheri L. Peper                           By: /s/ Jeffrey M. Bender
------------------                               ---------------------
Cheri L. Peper                                   Jeffrey M. Bender
Corporate Secretary                              Vice President

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